Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________ SACKPACK_____________
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DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4
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Admission Ticket
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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on April 11, 2018.
Vote by Internet
• Go to www.envisionreports.com/CBFV
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
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qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.
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For Against Abstain
1. Approval of the Agreement and Plan of Merger, dated as of November 16, 2017 (the “merger agreement”), by and between CB Financial Services, Inc. and First West Virginia Bancorp, Inc., and the transactions contemplated thereby, including the issuance of CB Financial Services, Inc. common stock.
For Against Abstain
2. Approval of the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign, but only one signature is required. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.
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MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MMMMMMM1UPX 3669651 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Special Meeting Admission Ticket
Special Meeting of
CB Financial Services, Inc. Stockholders Wednesday, April 11, 2018 at 4:00 p.m. local time Hampton Inn 227 Greene Plaza, Waynesburg, PA Upon arrival, please present this admission ticket and photo identification at the registration desk.
qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
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Revocable Proxy — CB Financial Services, Inc.
Proxy Solicited by Board of Directors for Special Meeting of Stockholders — April 11, 2018
Mark E. Fox, William C. Groves and Charles R. Guthrie, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of CB Financial Services, Inc. to be held on April 11, 2018 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the above named Proxies. If no such directions are indicated, the Proxies will have authority to vote FOR the approval of the merger agreement and the transactions contemplated thereby, including the issuance of CB Financial Services, Inc. common stock, and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies to approve the merger agreement.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)
C Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +